CONVERTIBLE LOAN AND SECURITY AGREEMENT

This Convertible Loan and Security Agreement (the "Loan Agreement") is made as of November 12, 2002 (the "Effective Date"), by and between LifePoint, Inc., a Delaware corporation, having a principal place of business at 1205 South Dupont Street, Ontario, California 91761 ("Borrower"), and General Conference Corporation of Seventh-day Adventists, a District of Columbia corporation having a principal place of business at 12501 Old Columbia Pike, Silver Spring, Maryland 20904 ("Lender").

Recitals

Whereas, Borrower and Lender have agreed to enter into this Loan Agreement pursuant to which Borrower may obtain credit from Lender, subject to the terms and conditions stated herein, for amounts up to the Loan Commitment; and

Whereas, Lender is willing to provide such credit to and in favor of Borrower, subject to the terms and conditions of this Loan Agreement.

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Agreement

Section 1. Definitions

1.1 Defined Terms. As used in this Loan Agreement, the following terms shall have the following respective meanings:

"Advance" means the amount advanced under the loan made, or to be made, pursuant to Section 2 of this Loan Agreement.

"Borrowing Date" means any date on which an Advance occurs.

"Borrowing Request" shall have the meaning set forth in Section 2.2.

"Business Day" means any day, other than a Saturday, Sunday, or federal holiday.

"Common Stock" means Borrower's common stock, par value $0.001 per share.

"Contingent Obligation" means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

"Convertible Securities" means preferred stock or other stock, options, warrants, purchase rights or other securities convertible into or exchangeable for, shares of Common Stock.

"Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Borrower) by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any state thereof, or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof, or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently, or in the future, owned, created or authorized (as a work for hire for the benefit of Borrower) or acquired by Borrower, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

"Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

"Due Dilligence" means Lender's review of the Borrower's business model (including, among other things, Borrower's market opportunities) and of the technical aspects of Borrower's business. Satisfactory conclusion of this review, as determined by Lender in its sole discretion, will result in the expansion of the Loan Commitment from $2,500,000 to a maximum of $10,000,000.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

"Event of Default" means any of those conditions or events listed in Section 11 of this Loan Agreement.

"Expense Milestones" means those certain maximum operating expenses, below which Borrower is to be, as of certain dates, as such expenses and dates are specified on Exhibit B attached hereto.

"GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

"Indebtedness" means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

"Initial Loan Commitment Fee" means the $12,500 payable by Borrower to Lender upon payment of the Initial Advance (as defined in Section 2.1) by Lender to Borrower.

"Intellectual Property Collateral" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

"Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"Loan Commitment" means, initially, the principal amount of $2,500,000. After Due Diligence is successfully completed, "Loan Commitment" shall mean the principal amount of $10,000,000.

"Loan Documents" means collectively, this Loan Agreement, the Notes, the Warrants, and any other agreement or instrument executed pursuant to or in connection with the Obligations, as such documents may be amended, modified, supplemented or restated from time to time.

"Loan Increase Warrant" means a warrant in favor of Lender or its designee for the purchase of 4,500,000 shares of Common Stock of Borrower at a price equal to the Warrant Price and substantially in the form of Exhibit C attached hereto to be issued to Lender upon the successful completion of Due Diligence and the resulting increase in the Loan Commitment to $10,000,000 in the aggregate.

"Loan Warrant" means a warrant in favor of Lender or its designee for the purchase of 1,500,000 shares of Common Stock of Borrower at a price equal to the Warrant Price and substantially in the form of Exhibit C attached hereto.

"Loan Conversion Shares" means collectively, the shares of Borrower Common Stock issued upon conversion of Obligations due under the Note(s) pursuant to Section 5 of this Loan Agreement.

"Maturity Date" means, unless earlier converted, the earlier to occur of (i) the date that is thirty (30) months from the Effective Date or (ii) a Sale of the Borrower.

"Notes" means the convertible promissory notes executed by Borrower and evidencing the Advances, substantially in the form of Exhibits A-1 and A-2 attached hereto, each of which shall be referred to as a "Note" herein.

"Obligations" means all Advances, debts, liabilities, obligations, covenants and duties arising under this Loan Agreement or the Note(s) owing by Borrower to Lender whether direct or indirect, absolute or contingent.

"Patents" means all of the following in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

"Payment Date" means any of the dates on which payment of accrued and unpaid interest is due as set forth in Section 3.1 hereof.

"Penalty Warrant" means a warrant in favor of Lender or its designee issued by Borrower pursuant to the terms outlined in Section 9.3 hereof for the purchase of a number shares of Common Stock of Borrower equal to the amount specified on Exhibit B-1 or B-2 attached hereto, as applicable, at a price equal to the Warrant Price and substantially in the form of Exhibit C attached hereto.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"Revenue Milestones" means those certain minimum cumulative revenues that Borrower is to achieve on or prior to certain dates, as such revenues and dates are specified on Exhibit B-1 and B-2 attached hereto.

"Sale of the Borrower" means any event or series of events or transaction or series of transactions whereby (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Borrower ("Voting Stock"), (b) the Borrower consolidates with or merges into any other corporation, or any other corporation merges into the Borrower, and, in the case of any such transaction, the outstanding Common Stock of the Borrower is reclassified into or exchanged for any other property or security, unless the stockholders of the Borrower immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction, or (c) the Borrower conveys, transfers or leases all or substantially all of the assets of the Borrower, unless such conveyance, transfer or lease is to a corporation and the stockholders of the Borrower immediately before such conveyance, transfer or lease own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the corporation to which such assets are so conveyed, transferred or leased.

"SEC" means the United States Securities and Exchange Commission.

"Second Loan Commitment Fee" means the fee of $37,500 payable by Borrower to Lender upon the signing by Borrower of the Second Note (as defined in Section 2.1).

"Securities Act" means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

"Trademarks" means any of the following in which Borrower now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

"UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Intellectual Property Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Warrants" means, collectively, the Loan Warrant, the Loan Increase Warrant and the Penalty Warrants, with each of the foregoing being a "Warrant."

"Warrant Price" means an exercise price equal to $3.00 per share.

1.2 Accounting Terms. All accounting terms not specifically defined in this Loan Agreement shall be determined and construed in accordance with GAAP.

1.3 Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

Section 2. Amount and Terms of Credit

2.1 Commitment. Upon the execution of this Loan Agreement by the parties and the execution by Borrower of the Note attached hereto as Exhibit A-1, Lender shall make an Advance to Borrower of $2,500,000 (the "Initial Advance"). Upon receipt of the Initial Advance, Borrower shall remit the Initial Loan Commitment Fee to Lender.

Upon Notice from Lender that it has successfully completed its Due Diligence, Borrower shall execute the Note attached hereto as Exhibit A-2 (the "Second Note") and shall be entitled to request Advances in excess of the Initial Advance; provided that Borrower has remitted the Second Loan Commitment Fee to Lender. Subject to the terms and conditions of this Loan Agreement, Lender agrees to make additional Advances to Borrower from time to time following the execution of the Second Note until (but not including) the Maturity Date. The aggregate principal amount of all Advances shall not exceed the Loan Commitment. Advances shall be in a minimum amount of $500,000 each and integral multiples of $50,000 in excess of that minimum amount; provided that (a) Borrower may not request more than one Advance each calendar month, and (b) the aggregate principal amount of all Advances requested in any fiscal quarter of the Borrower shall not exceed $2,500,000.

2.2 Requests for Advances. Following execution of the Second Note, Borrower may request an Advance (each such request, a "Borrowing Request") by delivering to Lender a signed written request via facsimile, mail, courier or in-person delivery, which must provide disbursement instructions. Each Borrowing Request shall also provide the amount and date of such Advance (which date must be a Business Day not earlier than one (1) Business Day following the date of such Borrowing Request).

2.3 Disbursement of Advances. Subject to the terms and conditions of this Loan Agreement, Lender shall make available to Borrower the amount of the Advance requested on the date specified by credit to an account of Borrower as Borrower may reasonably direct. All Advances pursuant to Section 2.3 are cumulative, but shall not at any time exceed the Loan Commitment in aggregate outstanding principal amount.

Section 3. Interest and Payments

3.1 Interest.
      Advances. Each Advance shall bear interest on the unpaid principal balance thereof outstanding on each day until such Advance shall have been fully repaid, or converted pursuant to Section 5 of this Loan Agreement, at a rate per annum equal to sixteen percent (16.0%) as follows (each such date on which interest is due and payable being a "Payment Date"): (i) six percent (6%) simple interest on the outstanding principal amount of such Advance shall be calculated on the last date of each fiscal quarter, and due and payable within five (5) days, and (ii) ten percent (10%) interest compounded quarterly due and payable in cash on the Maturity Date.
      Interest Computations. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed. All accrued and unpaid interest shall compound quarterly.

      3.2 Payments on Non-Business Day. In the event that any payment of any principal, interest, fees or any other amounts payable by Borrower under or pursuant to this Loan Agreement, or under any other Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, without any additional interest accruing as to such payment during any such extension.

      3.3 Payment Procedures. All sums payable by Borrower to Lender under or pursuant to this Loan Agreement, or any other Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Lender, by wire or check at the Lender's option, at the office of Lender identified on the signature page of this Loan Agreement, or at such other location as Lender may designate in writing to Borrower from time to time, in immediately available United States funds.

      3.4 Optional Prepayments. Borrower may prepay the unpaid principal amount of any Advance in whole or in part without premium or penalty at any time and from time to time. Borrower's election to prepay any amount will not limit Borrower's ability to request subsequent Advances under this Loan Agreement.

      Section 4. Security

      As collateral security for the full, prompt, complete and final payment and performance when due (whether at the Maturity Date, by acceleration, or otherwise) of all the Obligations, and in order to induce Lender to enter into this Loan Agreement, Borrower hereby grants and pledges to Lender a first priority security interest in all of Borrower's assets including all right, title, and interest in, to and under the Intellectual Property Collateral (including without limitation those Copyrights, Patents, and Trademarks listed on Schedules A, B, and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, renewals, extensions, continuations, and continuations-in-part thereof. For the term of this Loan Agreement, Borrower shall not sell any Intellectual Property without the permission of Lender, which shall not unreasonably be withheld. Additionally, Lender shall have a first right of refusal on any sale of any of the Intellectual Property during the term of this Loan Agreement. Lender hereby acknowledges that the first priority security interest granted by this Section 4 does not apply to any of the tangible assets of Borrower currently subject to UCC filings, all of which are set forth on Schedule D hereto. The first priority security interest created by this Section 4 will be released by Lender with respect to specific tangible assets identified by Borrower, which may include accounts receivable, inventory and equipment, that are required to be used to obtain usual and customary commercials lines of credit or capital equipment loans from time to time; provided, however, that the security interest created by this Section 4 with respect to the Intellectual Property shall not be released without the prior written consent of Lender. Additionally, if the Lender does not increase the Loan Commitment to $10,000,000, then the Lender agrees to subordinate its entire security interest to any future senior debt of Borrower; provided that such senior debt of Borrower is for a principal amount of at least $5,000,000. Concurrently with the signing of this Loan Agreement, Borrower and Lender shall coordinate making the appropriate UCC and other filings in the State of Delaware and in the State of California, if necessary, and in any other jurisdiction (including filings with the United States Patent and Trademark Office) necessary to record this security interest; provided, however, that Borrower shall not be required to assign any of its assets, whether on a conditional basis or otherwise.

      Section 5. Conversion

      5.1 Exercise of Conversion Rights. At any time following the Borrowing Date applicable to an Advance, upon notice to Borrower pursuant to Section 5.3 (a "Conversion Notice"), Lender may convert any portion of the outstanding principal amount of such Advance and any portion of the accrued interest thereon (together, the "Conversion Amount") into shares of Borrower Common Stock (each such instance being hereinafter referred to as a "Conversion" and collectively as the "Conversions"). The number of shares of Borrower Common Stock issuable in connection with a Conversion shall be equal to the quotient of the applicable Conversion Amount divided by $4.00.

      5.2 Conversion Notice. A Conversion Notice to Borrower under this Section 5 shall be delivered to Borrower pursuant to the notice provisions set forth in Section 15.2 of this Loan Agreement. Each such Conversion Notice shall state the Conversion Amount applicable to the Conversion, instruct Borrower to deliver a stock certificate representing the given Loan Conversion Shares in the name of Lender or its designee, and contain a certification by Lender that its representations and warranties as set forth in Section 8 of this Loan Agreement are true and correct on and as of the date that such Conversion Notice is delivered to Borrower.

      5.3 Delivery of Loan Conversion Shares; Adjustment of Note(s). Promptly following a Conversion in accordance with this Section 5, Lender shall be entitled to receive a certificate for the number of Loan Conversion Shares applicable to the Conversion as determined in accordance with Section 5.1. Subject to Lender's receipt of such certificate, the outstanding Obligations due under the applicable Note(s) prior to said Conversion shall be deemed repaid to the extent of the applicable Conversion Amount as of the date of the Conversion Notice. If Advances have been made under both Notes and less than the full amount of outstanding Advances is converted, then Borrower shall have the right to determine the amount of each Note to deem repaid; provided that the aggregate amount deemed repaid shall not exceed the applicable Conversion Amount. No fractional shares or scrip representing fractional shares shall be issued in connection with a Conversion.

      5.4 No Rights as Stockholders. Neither this Loan Agreement nor the Notes entitles Lender to any voting rights or other rights as a stockholder of Borrower prior to the time of any Conversion and the issuance of any Loan Conversion Shares to Lender.

      5.5 Conditions Precedent to Each Conversion. The obligation of Borrower to issue any Loan Conversion Shares shall be further subject to the satisfaction of each of the following conditions precedent on or before the date that any Conversion Notice is delivered to Borrower.

      The representations and warranties made by Lender in Section 8 hereof shall be true and correct on and as of the date that a Conversion Notice is delivered to Borrower with the same force and effect as if they had been made as of such date;
      Lender shall have performed and complied with all agreements, obligations and conditions in this Loan Agreement, if any, that are required to be performed or complied with by it on or before the date that any Conversion Notice is delivered to Borrower;
      No temporary restraining order, preliminary or permanent injunction or other order preventing the issuance of the Loan Conversion Shares shall have been issued by any court of competent jurisdiction;
      Notwithstanding anything to the contrary contained in this Loan Agreement, if at the time of the Conversion, Borrower determines that the issuance of the Loan Conversion Shares would require the approval of the holders of the outstanding Common Stock of the Borrower in accordance with the rules of the American Stock Exchange (or any other exchange, market or system on which Borrower's shares are then listed or traded), then Borrower shall seek to obtain stockholder approval of the Conversion. If Borrower's stockholders fail to consent to the Conversion, Borrower shall be required to repay the full amount of outstanding Advances and all accrued interest outstanding under this Agreement to Lender within sixty (60) days of failing to receive such stockholder approval; and
      Any waiting period applicable to the consummation of the transactions contemplated by this Loan Agreement, including any Conversion hereunder, shall have expired or been terminated.

      Section 6. Conditions Precedent

      6.1 Conditions Precedent to Disbursement of Advances. The obligation of Lender to make any Advance, including the Initial Advance hereunder, shall be subject to the satisfaction of each of the following conditions precedent on or before any disbursement under such Advance:

      Representations and Warranties. Each of the representations and warranties of Borrower under this Loan Agreement and any of the other Loan Documents shall be true and correct in all material respects.
      Delivery of Loan Warrant. Borrower shall have issued and delivered the Loan Warrant to Lender.
      No Default. No Event of Default shall have occurred and be continuing.
      Delivery of Loan Increase Warrant. If the Second Note has been executed by Borrower in accordance with Section 2.1, then Borrower shall have issued and delivered the Loan Increase Warrant to Lender.

Section 7. Representations and Warranties of Borrower

Borrower hereby represents and warrants to Lender as of the Effective Date that:

7.1 Organization, Good Standing and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. Borrower is duly qualified to transact business as a corporation and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect upon Borrower's ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lender's rights and remedies under, this Loan Agreement or any of the other Loan Documents.

7.2 Authorization; Due Execution. Borrower has the requisite corporate power and authority to enter into the Loan Documents and to perform its obligations under the terms of the Loan Documents and, at the time of a Conversion pursuant to Section 5 of this Loan Agreement, will have the requisite corporate power to sell the Loan Conversion Shares. All corporate action on the part of Borrower, its officers and directors necessary for the authorization, execution and delivery of the Loan Documents has been taken. The Loan Documents have been duly authorized by Borrower and, upon due execution and delivery by Borrower of the Loan Documents and of Lender of this Loan Agreement, the Loan Documents will each be a valid and binding agreement of Borrower, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

7.3 Valid Issuance of Stock. The Loan Conversion Shares, when issued, sold and delivered in accordance with the terms of Section 5 hereof for the consideration and on the terms and conditions set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of Lender in this Loan Agreement, will be issued in compliance with all applicable federal and state securities laws.

7.4 No Defaults. There exists no default under the provisions of any instrument or agreement evidencing, governing or otherwise relating to any Indebtedness of Borrower, or with respect to any other agreement, a default under which could have a material adverse effect upon Borrower's ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lender's rights and remedies under, any of the Loan Documents.

7.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Borrower is required in connection with the consummation of the transactions contemplated by this Loan Agreement, except for such notices required or permitted to be filed with certain state and federal securities commissions after the Effective Date and after the issuance of Loan Conversion Shares, which notices will be filed on a timely basis.

7.6 No Conflict. Borrower's execution, delivery and performance of each of the Loan Documents does not violate any provision of Borrower's Certificate of Incorporation or Bylaws, each as amended as of the date hereof.

Section 8. Representations and Warranties of Lender

Lender hereby represents and warrants to Borrower as of the Effective Date that:

8.1 Authorization; Due Execution. Lender has the requisite corporate power and authority to enter into this Loan Agreement and to perform its obligations under the terms of this Loan Agreement and the Loan Documents and, at the time of each Conversion pursuant to Section 5 of this Loan Agreement, will have the requisite corporate power to purchase the Loan Conversion Shares. All corporate action on the part of Lender, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Loan Agreement and the Loan Documents have been taken. This Loan Agreement has been duly authorized, executed and delivered by Lender, and, upon due execution and delivery by Borrower, this Loan Agreement will be a valid and binding agreement of Lender, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

8.2 Purchase as Trustee. The Lender is Trustee of several trusts created for the purpose of pooling, for investment purposes, SDA denominational funds and is entering into this Loan Agreement in its Trustee capacity. This Loan Agreement is made with Lender in reliance upon Lender's representation to Borrower, which by Lender's execution of this Loan Agreement it hereby confirms, that the Notes and the Loan Conversion Shares, if any, purchased by Lender will be acquired for investment, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling or otherwise distributing the same. By executing this Loan Agreement, Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person except as unit holders of the fund(s) or to any third person, any interest in the Notes or any of the Loan Conversion Shares, if issued.

8.3 Disclosure of Information. Lender has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Loan Agreement and to exercise its conversion rights under Section 5 of this Loan Agreement to acquire the Loan Conversion Shares. Lender further represents that it has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Notes and the Loan Conversion Shares.

8.4 Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Loan Conversion Shares, if issued. Lender also represents it has not been organized solely for the purpose of acquiring the Notes or the Loan Conversion Shares.

8.5 Accredited Investor. Lender is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

8.6 Restricted Securities. Except as provided in Section 9.4, Lender understands that (a) the Notes have not been, and that the Loan Conversion Shares will not be, registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Lender must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (b) each certificate representing the Loan Conversion Shares, if issued, and the Notes will be endorsed with the following legends:
        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED;
        Any legend required to be placed thereon pursuant to the Registration Rights Agreement;
        Any legend required to be placed thereon by Borrower's Bylaws or under applicable state securities laws;

and (c) Borrower will instruct any transfer agent not to register the transfer of the Notes or the Loan Conversion Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made pursuant to the terms of this Loan Agreement and (A) in compliance with Rule 144, (B) pursuant to a registration statement, or (C) if the opinion of counsel referred to above is to the effect that such legend is not required in order to comply with the Securities Act and/or this Loan Agreement.

Section 9. Warrants

9.1 Adjustment to Warrant Price. So long as any of the Obligations remain outstanding under this Loan Agreement, if (a) the conversion price of Borrower's Series C Convertible Preferred Stock falls below the then effective Warrant Price (the "New Series C Price"), or (b) if the price paid for shares of Borrower's Common Stock or the Common Stock equivalent price for Preferred Stock in any Qualified Financing (as defined below) following the Effective Date is less than the then effective Warrant Price, then the Warrants shall thereafter be exercisable at the New Series C Price or at the per share price at which such shares of Common Stock or Preferred Stock were sold in such Qualified Financing, whichever is lower. If the Borrower issues warrants in connection with a Qualified Financing, then adjustments will be made as set forth on Exhibit D attached hereto. A "Qualified Financing" is a transaction or series of related transactions in which the Borrower primarily sells its equity securities and in which the aggregate gross proceeds to the Borrower exceed $1,000,000. Notwithstanding the foregoing, a Qualified Financing shall not include any of the following:
      shares of Common Stock issued upon conversion of a series of the Borrower's preferred stock outstanding as of the date hereof or hereafter issued;
      shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to the Borrower or any subsidiary of the Borrower pursuant to stock purchase or stock option plans or other arrangements;
      shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date hereof or hereafter issued;
      shares of Common Stock and Convertible Securities and the Common Stock issued pursuant to such Convertible Securities for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination;
      shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution;
      shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Borrower; and
      shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Borrower and other entities, including (i) joint ventures, strategic alliances, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements.

9.2 No Stockholder Rights. The Warrants, by themselves, shall not entitle Lender to any of the rights of a stockholder of the Borrower, including, without limitation, the right to vote or consent as a stockholder of the Borrower.

9.3 Issuance of Penalty Warrant. If Borrower fails to achieve any Revenue Milestone or Expense Milestone, Borrower shall issue the applicable Penalty Warrant (A) at the Maturity Date, or (B) earlier, upon Lender's request, within fifteen (15) Business Days after receipt of such request from Lender that is received after the date for the applicable milestone (as set forth on Exhibit B-1 or B-2 hereto).

9.4 Registration Under the Securities Act. The Borrower agrees that upon Conversion or upon the Lender's exercise of any Warrant, Lender shall have the following registration rights:
    Right to Piggyback. Whenever the Borrower proposes to register shares of its Common Stock pursuant to a registration statement under the Securities Act (other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction under the Securities Act, or (iii) a registration on any registration form that does not permit secondary sales), the Borrower shall give prompt written notice to the Lender of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Borrower has received written requests for inclusion therein within 20 days after the delivery (in accordance with Section 15.2 hereof) of the Borrower's notice (a "Piggyback Registration").
    "Registrable Securities" means (i) any shares of Common Stock that are issued after the date of this Loan Agreement upon a Conversion and (ii) any shares of Common Stock that are issuable upon the exercise of any outstanding Warrant that has been issued and delivered to Lender.
    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated on behalf of the Borrower, and the managing underwriters advise the Borrower in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Borrower shall include in such registration (i) first, the securities the Borrower proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Lender and the shares of any other parties that have the right to participate in such registration, pro rata among the Lender and such other parties on the basis of the number of shares requested to be registered by Lender and any such holder or other party, and (iii) third, other securities requested to be included in such registration.
    Demand Registration. In case the Borrower shall receive from Lender a written request that the Borrower effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Lender, the Borrower will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.4(d):
          if Form S-3 is not available for such offering by the Lender, or if within thirty (30) days of receipt of a written request from Lender pursuant to this Section 9.4(d), the Borrower gives notice to Lender of the Borrower's intention to make a public offering within ninety (90) days; or
          if the Borrower shall furnish to the Lender a certificate signed by the Chairman of the Board of Directors of the Borrower stating that in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its stockholders for such Form S-3 registration to be effected at such time, in which event the Borrower shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Lender under this Section 9.4(d); or
          after the Borrower has effected a registration on Form S-3 for the Lender pursuant to this Section 9.4(d), or in any particular jurisdiction in which the Borrower would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

    Subject to the foregoing, the Borrower shall file a Form S-3 registration statement covering the Registrable Securities as soon as practicable after receipt of the request of the Lender. Lender may not request a Demand Registration prior to 90 days following the initial Advance made in accordance with this Loan Agreement.

    Expenses. Except as set forth above, all expenses incurred by the Borrower in complying with the Registration Rights provided for hereunder, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Borrower, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance shall be born by the Borrower. All underwriting discounts and selling commissions (incurred in connection with any underwritten offering in which Lender participates), legal fees and other fees incurred by the Lender in connection with exercising the Registration Rights provided for hereunder shall be born by Lender. The Lender and not the Borrower shall, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 9.4(d), the request for which is subsequently withdrawn by the Lender; provided, however, that any such withdrawn registration that is paid for by Lender shall not be counted as a registration under Section 9.4(d).
    Failure to Register. If, within 60 days of receiving a request from Borrower pursuant to Section 9.4(d), Borrower shall fail to file a registration statement with respect to the Registrable Securities requested to be registered by Borrower in accordance with this Section 9.4, then Borrower shall issue to Lender a warrant exercisable for 250,000 shares of the Borrower's Common Stock with an exercise price equal to the Warrant Price and substantially in the form of Exhibit C. For each 30 day period, following the initial 60 day period referred to in the preceding sentence, that the Borrower shall continue to fail to file a registration statement with respect to the Registrable Securities requested to be registered by Borrower in accordance with this Section 9.4, then Borrower shall issue to Lender a warrant exercisable for 75,000 shares of the Borrower's Common Stock with an exercise price equal to the Warrant Price and substantially in the form of Exhibit C.
    Black Out Periods. Notwithstanding any other provision of this Section 9.4, Lender understands that there may be periods during which the Borrower's Board of Directors may determine, in good faith, that it is in the best interest of the Borrower and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Lender agrees that upon receipt of any notice from the Borrower of the development of any non-public information, Lender will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Lender receives copies of an appropriately supplemented or amended prospectus and, if so directed by the Borrower, Lender will use its best efforts to deliver to the Borrower all copies, other than permanent file copies then in Lender's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

    Section 10. Covenants

    Borrower covenants and agrees that, so long as any of the Obligations remain outstanding under this Loan Agreement and so long as Lender is committed to make Advances under this Loan Agreement, it will:

      Maintenance of Existence and Rights. Maintain and preserve in full force and effect its existence and all material rights, contracts, licenses, leases, qualifications, privileges, franchises and other authority necessary for the conduct of its business, and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties, except where the lapsing of any of the foregoing would not cause or result in a material adverse effect upon Borrower's ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lender's rights and remedies under, this Loan Agreement or any of the other Loan Documents.
      Governmental and Other Approvals. Apply for, obtain and maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by Borrower of this Loan Agreement, the Loan Documents, or any other documents or instruments to be executed or delivered by Borrower, in connection therewith or herewith and the transactions consummated or to be consummated hereunder or thereunder.
      Compliance With Laws. Comply in all material respects with all laws, rules and regulations applicable to Borrower, except where Borrower's failure to comply with any of the foregoing would not cause or result in a material adverse effect upon Borrower's ability to perform its obligations under any of the Loan Documents or the validity or enforceability of, or Lender's rights and remedies under, this Loan Agreement or any of the other Loan Documents.
      Use of Proceeds. Use the proceeds of the Advances hereunder for working capital purposes.

Section 11. Events of Defaults

    Events of Default. The occurrence or existence of any of the following conditions or events shall constitute an "Event of Default" hereunder:
        Failure to Pay. Borrower shall fail to pay, within five (5) days after receipt of written notice from Lender of the failure to pay when due any principal, interest or other sums due to Lender under this Loan Agreement or any other agreement;
        Other Defaults Under the Loan Documents. Any default in the observance or performance of any of the other conditions, covenants or agreements of Borrower set forth in this Loan Agreement or in any Loan Document, and continuance thereof for a period of thirty (30) days following written notice from Lender of such default;
        Insolvency; Bankruptcy. If (i) Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for itself, or a substantial part of its property, or makes a general assignment for the benefit of creditors; (ii) Borrower files a voluntary petition in bankruptcy or a trustee, receiver, liquidator, conservator or other custodian is appointed for Borrower or for a substantial part of its property, and the same is not discharged within sixty (60) days; or (iii) any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower, and the same is consented to or acquiesced by Borrower, or otherwise remains undismissed for sixty (60) days.

Section 12. Lender's Rights and Remedies

    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, upon notice of its election and upon demand to the Borrower, do any one or more of the following, all of which are authorized by Borrower:
            Declare all Obligations, whether evidenced by this Loan Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided, that upon the occurrence of an Event of Default described in Section 11.1(c), all Obligations shall become immediately due and payable without any action by Lender).
            Cease advancing money or extending credit to or for the benefit of Borrower under this Loan Agreement.
            Terminate this Loan Agreement as to any future liability or obligation of Lender, but without affecting the Obligations of Borrower to Lender.
            Enforce any of Lender's rights as a secured party under the UCC if the outstanding Obligations are not repaid.
            Elect by written notice to the Borrower, in accordance with Section 15.2 hereof, to increase the annual interest rate payable by Borrower under Section 3.1 of this Loan Agreement to eighteen percent (18%), with such increase to be effective upon the receipt of such notice by Borrower. The additional two percent (2%) of interest shall be added to the interest payable under Section 3.1(a)(i), so that eight percent (8%) simple interest on the outstanding principal amount of each Advance (commencing with the date of receipt of Lender's notice provided for in the preceding sentence) shall be calculated on the last date of each fiscal quarter and due and payable within five (5) days of the end of such quarter. The additional two percent (2%) of interest payable in accordance with this paragraph shall only accrue during the continuance of the Event of Default triggering the exercise of this provision.
    Waiver of Defaults. No Event of Default shall be waived by Lender except in a written instrument signed by an authorized officer of Lender, and such waiver and shall be effective only for the specific times and purposes given. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Lender's rights. No forbearance on the part of Lender in enforcing any of Lender's rights or remedies hereunder or any of the other Loan Documents shall constitute a waiver of any of its rights or remedies.
    Remedies Cumulative. Lender's rights and remedies under this Loan Agreement, the Loan Documents, and all other agreements shall be cumulative. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

Section 13. Borrower's Rights and Remedies

    Rights and Remedies. Upon the failure of Lender to provide Advances to Borrower in accordance with Section 2 of this Loan Agreement (after the successful completion of Due Diligence), Borrower shall have the right to cancel any Warrants then outstanding and shall not be obligated to issue in the future any Warrants that, as of the date of such non-compliance by Lender, were issuable to Lender. For clarification, the term "Warrants" does not include any warrants that may have been, or may in the future be, issued to Borrower by Lender other than pursuant to the terms of this Loan Agreement.

Section 14 Standstill Agreement

      Standstill Agreement. Unless otherwise approved in writing by the Borrower, Lender hereby agrees that, from the Effective Date until the latest to occur of either: (a) all amounts due hereunder have been converted, (b) all amounts due hereunder have been repaid, or (c) the date of the Maturity Date, neither the Lender nor any of the Lender's affiliates or representatives will, in any manner, directly or indirectly (except as expressly provided in this Loan Agreement with respect to the Loan Conversion Shares or the Warrants, or the shares issuable upon the exercise thereof) make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Borrower or any securities of any subsidiary or other affiliate of the Borrower.

Section 15. Miscellaneous

    Governing Law; Waiver of Jury Trial. This Loan Agreement, and each of the other Loan Documents, shall be governed by and construed in accordance with the laws of the State of California. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Riverside County, California.

    Borrower and LENDER each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this LOAN Agreement, THE LOAN DOCUMENTS or any other present or future instrument or agreement between LENDER and Borrower RELATED HERETO OR THERETO, or any conduct, acts or omissions of LENDER or Borrower or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with LENDER or Borrower, in all of the foregoing cases, whether sounding in contract or tort or otherwise. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

    Notice. All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt (or refusal of delivery) if sent by courier service or U.S. mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given in the preamble hereto or such other addresses as the parties may hereafter designate in writing. The date shown on the courier's confirmation of delivery or return receipt shall be conclusive as to the date of receipt.
    Disclosure of Transaction. Each of Borrower and Lender agree that it will not release any press release or otherwise disclose the terms of this Loan Agreement without the prior written consent of the other party, except as may be required to comply with applicable federal and state law (including the rules and regulations of the Securities and Exchange Commission) and the rules of the American Stock Exchange (or any other exchange, market or system on which Borrower's shares are later listed or traded).
    Costs and Expenses. Except as otherwise expressly provided in this Loan Agreement, each of the parties hereto shall be responsible for the payment of any fees (including attorneys' fees), costs, and expenses incurred by such party in connection with the documentation, review, and negotiation of the Loan Documents and any of the transactions contemplated by the Loan Documents. In any action or proceeding between Borrower and Lender arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.
    Successors and Assigns. This Loan Agreement binds and is for the benefit of the successors and permitted assigns of each party. Neither Borrower nor Lender may assign this Loan Agreement or any rights under it or any Loan Document without the other party's prior written consent which may be granted or withheld in such party's discretion.
    Severability of Provision. Each provision of this Loan Agreement is severable from every other provision in determining the enforceability of any provision.
    Amendments in Writing, Integration. All amendments to this Loan Agreement must be in writing and signed by Borrower and Lender. This Loan Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Loan Agreement merge into this Loan Agreement and the Loan Documents.
    Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Loan Agreement.
    Headings. The headings of the sections of this Loan Agreement are inserted for convenience only and shall not be deemed to constitute part of this Loan Agreement or to affect the construction hereof.

[The signature page follows.]

Witness the due execution hereof as of the day and year first above written.

LifePoint, Inc. General Conference Corporation of

Seventh-day Adventists

By: /s/ Linda H. Masterson By: /s/ Steve Rose

Name: Linda Masterson Name: Steve Rose

Title: President and CEO Title: Associate Treasurer

Exhibit A-1

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED HERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$2,500,000 Ontario, California

November 12, 2002

Lifepoint, Inc., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of General Conference Corporation of Seventh-day Adventists, a District of Columbia corporation ("Lender"), in lawful money of the United States of America, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), together with interest as provided for below, payable on the dates, in the amounts and in the manner set forth below.

1. Loan Agreement. This Convertible Promissory Note ("Note") is the note referred to in that certain Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definitions shall have the meanings given to such terms in the Loan Agreement.

2. Principal Payments. Subject to the terms and conditions of the Loan Agreement, the total outstanding principal balance of this Note not earlier converted in accordance with the terms of the Loan Agreement shall be due and payable on the Maturity Date.

3. Interest. The sum of the daily unpaid principal balance of this Note shall accrue interest on each day from the date hereof until such balance shall have been repaid in full at the rate or rates per annum set forth in the Loan Agreement.

4. Conversion. The outstanding principal balance and accrued interest of this Note is convertible into Borrower Common Stock in accordance with Section 5 of the Loan Agreement.

5. Payment on Non-Business Day. In the event that any payment of principal, interest, fees or any other amounts payable by Borrower under or pursuant to this Note shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, without any additional interest accruing as to such payment during any such extension.

6. Default. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), all unpaid principal, accrued interest and other amounts owing hereunder shall be collectible by Lender pursuant to the Loan Agreement.

7. Waivers. Borrower agrees that no extension or indulgence to Borrower or the release, substitution or nonenforcement of any security, or the release or substitution of Borrower, whether with or without notice, shall affect the obligations of Borrower.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

Borrower:

LifePoint, Inc.

/s/ Linda H. Masterson

By: Linda H. Masterson

Its: President and Chief Executive Officer

Exhibit A-2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED HERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$7,500,000 Ontario, California

November __, 2002

Lifepoint, Inc., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of General Conference Corporation of Seventh-day Adventists, a District of Columbia corporation ("Lender"), in lawful money of the United States of America, the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) or the aggregate principal amount of all outstanding advances made hereunder (individually and collectively, the "Advances"), together with interest as provided for below, payable on the dates, in the amounts and in the manner set forth below.

    Loan Agreement. This Convertible Promissory Note ("Note") is the Second Note referred to in that certain Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definitions shall have the meanings given to such terms in the Loan Agreement.
    Requests for Advances. Borrower may request an Advance by delivering to Lender a Borrowing Request pursuant to Section 2.2 of the Loan Agreement. Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on Schedule 1 attached hereto which is a part of this Note (or on any continuation of such Schedule 1), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of, the Advances made pursuant to the Loan Agreement. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any obligations of the Borrower.
    Principal Payments. Subject to the terms and conditions of the Loan Agreement, the total outstanding principal balance of all Advances not earlier converted in accordance with the terms of the Loan Agreement shall be due and payable on the Maturity Date
    Interest. The sum of the daily unpaid principal balance of all outstanding Advances shall accrue interest on each day from the date hereof until all such Advances shall have been repaid in full at the rate or rates per annum set forth in the Loan Agreement.
    Conversion. The outstanding principal balance and accrued interest of this Note is convertible into Borrower Common Stock in accordance with Section 5 of the Loan Agreement.
    Payment on Non-Business Day. In the event that any payment of principal, interest, fees or any other amounts payable by Borrower under or pursuant to this Note shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, without any additional interest accruing as to such payment during any such extension.
    Default. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), all unpaid principal, accrued interest and other amounts owing hereunder shall be collectible by Lender pursuant to the Loan Agreement.
    Waivers. Borrower agrees that no extension or indulgence to Borrower or the release, substitution or nonenforcement of any security, or the release or substitution of Borrower, whether with or without notice, shall affect the obligations of Borrower.
    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

Borrower:

LifePoint, Inc.

_____________________________________

By: Linda H. Masterson

Its: President and Chief Executive Officer

Schedule 1

SCHEDULE OF ADVANCES

Borrowing Date	Amount of Advance	Aggregate Amount Advanced

CONFIDENTIAL

Exhibit B-1

REVENUE AND EXPENSE MILESTONES

FOR $2.5 MILLION LOAN

(Confidential treatment requested on milestones)

Revenue Milestones
3 months ending	Cumulative Revenue Milestone	Penalty warrants if up to 20% below Milestone	Penalty warrants if over 20% below Milestone

3/31/2003	<<Confidential>>	12,500	25,000

6/30/2003	<<Confidential>>	12,500	25,000

9/30/2003	<<Confidential>>	12,500	25,000

12/31/2003	<<Confidential>>	12,500	25,000

3/31/2004	<<Confidential>>	12,500	25,000

6/30/2004	<<Confidential>>	12,500	25,000

9/30/2004	<<Confidential>>	12,500	25,000

12/31/2004	<<Confidential>>	12,500	25,000

3/31/2005	<<Confidential>>	12,500	25,000

Maximum Penalty Warrants			225,000

Operating Expense Milestones
(Does not apply if sales are above milestones. Expenses will and should increase if sales are higher than budgeted).
Operating expenses excluding cost of goods sold or stock
associated charges such as dividends.

3 months ending	Quarterly Operating Expense Milestone	Penalty warrants if up to 20% above Milestone	Penalty warrants If over 20% above Milestone

3/31/2003	<<Confidential>>	12,500	25,000

6/30/2003	<<Confidential>>	12,500	25,000

9/30/2003	<<Confidential>>	12,500	25,000

12/31/2003	<<Confidential>>	12,500	25,000

3/31/2004	<<Confidential>>	12,500	25,000

6/30/2004	<<Confidential>>	12,500	25,000

9/30/2004	<<Confidential>>	12,500	25,000

12/31/2004	<<Confidential>>	12,500	25,000

3/31/2005	<<Confidential>>	12,500	25,000

Maximum Penalty Warrants			225,000

CONFIDENTIAL

Exhibit B-2

REVENUE AND EXPENSE MILESTONES

FOR $7.5 MILLION LOAN

(Confidential treatment requested on milestones)

Revenue Milestones
3 months ending	Cumulative Revenue Milestone	Penalty warrants if up to 20% below Milestone	Penalty warrants If over 20% below Milestone

3/31/2003	<<Confidential>>	37,500	75,000

6/30/2003	<<Confidential>>	37,500	75,000

9/30/2003	<<Confidential>>	37,500	75,000

12/31/2003	<<Confidential>>	37,500	75,000

3/31/2004	<<Confidential>>	37,500	75,000

6/30/2004	<<Confidential>>	37,500	75,000

9/30/2004	<<Confidential>>	37,500	75,000

12/31/2004	<<Confidential>>	37,500	75,000

3/31/2005	<<Confidential>>	37,500	75,000

Maximum Penalty Warrants			675,000

Operating Expense Milestones
(Does not apply if sales are above milestones. Expenses will and should increase if sales are higher than budgeted).
Operating expenses excluding cost of goods sold or stock
associated charges such as dividends.

3 months ending	Quarterly Operating Expense Milestone	Penalty warrants if up to 20% above Milestone	Penalty warrants If over 20% above Milestone

3/31/2003	<<Confidential>>	37,500	75,000

6/30/2003	<<Confidential>>	37,500	75,000

9/30/2003	<<Confidential>>	37,500	75,000

12/31/2003	<<Confidential>>	37,500	75,000

3/31/2004	<<Confidential>>	37,500	75,000

6/30/2004	<<Confidential>>	37,500	75,000

9/30/2004	<<Confidential>>	37,500	75,,000

12/31/2004	<<Confidential>>	37,500	75,000

3/31/2005	<<Confidential>>	37,500	75,000

Maximum Penalty Warrants			675,000

Exhibit C

FORM OF WARRANT

Neither this Warrant nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be transferred in violation of such act or laws, the rules and regulations thereunder and the provisions of this Warrant.

WARRANT TO PURCHASE ___________ SHARES

OF COMMON STOCK OF

LIFEPOINT, INC.

Issued to

General Conference Corporation of Seventh-day Adventists

________________

Warrant No. #____

LIFEPOINT, INC.

(Incorporated under the laws of the State of Delaware)

This certifies that the General Conference Corporation of Seventh-day Adventists (the "Warrant Holder") is the owner of a Warrant, subject to adjustment as provided in Section 3 hereof, which entitles the owner thereof to purchase, in whole or in part, and from time to time, as provided in Section 1 hereof, ___________ fully paid and nonassessable shares of the no-par-value Common Stock (the "Common Stock") of LifePoint, Inc., a Delaware corporation (the "Company"), at the purchase price per share of $3.00 per share (the "Purchase Price"), subject to adjustment as provided in Section 3 hereof, payable in lawful money of the United States of America upon surrender of this Warrant at the principal office of the Company (currently 1205 Dupont Street, Ontario, California 91761) or at such other place as the Company may designate by written notice to the Warrant Holder.

    Exercise

    The Warrant evidenced hereby shall become exercisable as to ___________ shares of the Common Stock on [Issuance Date] and shall terminate (i) at 5:00 p.m., California time, on [Date 5 years after Issuance Date] or (ii) upon the Company's election of its right to terminate this Warrant pursuant to Section 13 of the Loan Agreement (as defined below) (the earlier of such events being referred to herein as the "Expiration Date"), provided, however, that in no event may any fractional share of the Common Stock be issued. In the event that a fractional share would otherwise be issued as a result of any adjustment made pursuant to Section 3 hereof or otherwise, payment of such fractional share shall be made on the basis of the Market Price on the date of exercise. For the purpose of this Section 1, the term "Market Price" shall mean (a) if the Common Stock is traded on a national securities exchange or on The Nasdaq Stock Market, Inc., the closing sales price (or, if no sales on that day, the high bid price) or (b) if the Common Stock is not traded as provided in subsection (a), the closing bid price as reported in the OTC Bulletin Board of the National Association of Securities Dealers, Inc. or in the pink sheets as reported by an organization performing the services previously furnished by the National Quotation Bureau, Inc.

    Upon any exercise of the Warrant evidenced hereby, the form of election to purchase set forth as Exhibit A hereto shall be properly completed, executed, and delivered to the Company, together with (a) a certified check, bank draft, or wire transfer in full payment to the Company of the Purchase Price for the shares as to which the Warrant is exercised or (b) authorization from the Warrant Holder to the Company to retain from the total number of shares of the Common Stock as to which the Warrant is exercised that number of shares having an average Market Price over the two-week period ending on the date of exercise equal to the product of the Purchase Price and the total number of shares as to which the Warrant is exercised (any balance to be paid as set forth in (a) above). In the event that there is only a partial exercise of the Warrant evidenced hereby, there shall be issued to the Warrant Holder a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of shares of the Common Stock still available for exercise.

    Upon receipt of full payment and properly completed documentation, the Company shall then cause the Transfer Agent for the Common Stock to issue fully paid and nonassessable shares of the Common Stock as are represented by the exercise.

    If this Warrant shall be surrendered upon exercise within any period during which the transfer books for the Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares of the Common Stock until the date of the reopening of said transfer books.

    Expiration Date

    The Warrant evidenced hereby may not be exercised after the Expiration Date with respect to the shares of the Common Stock as to which the Warrant may be exercised and, to the extent the Warrant has not been exercised as to any such shares by the Expiration Date, the Warrant evidenced hereby shall become void.

    Adjustments

    Subject to the provisions of this Section 3, the Purchase Price and the shares of the Common Stock as to which the Warrant may be exercised shall be subject to adjustments from time to time as hereinafter set forth:

      If at any time, or from time to time, the Company shall, by subdivision, consolidation, or reclassification of shares or otherwise, change as a whole the outstanding shares of the Common Stock into a different number or class of shares, the number and class of shares so changed shall replace the shares outstanding immediately prior to such change and the Purchase Price and the number of shares purchasable under the Warrant immediately prior to the date on which such change shall become effective shall be proportionately adjusted.

      Irrespective of any adjustments or change in the Purchase Price or the number of securities actually purchasable under the Warrant, the Warrant theretofore and thereafter issued may continue to express the exercise price and the number of securities purchasable hereunder as the Purchase Price and the number of securities purchasable as expressed in the Warrant when initially issued.

      If at any time while the Warrant is outstanding, the Company shall consolidate with, or merge into, another corporation, firm, or entity, or otherwise enter into a form of business combination, the Warrant Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each security purchasable hereunder immediately prior to the date on which such consolidation or merger or other form of business combination shall become effective, the securities or property to which a holder of one such security would have been entitled upon such consolidation or merger or other form of business combination, without any change in, or payment in addition to, the Purchase Price in effect immediately prior to such consolidation or merger or other form of business combination, and the Company shall take such steps in connection with such consolidation or merger or other form of business combination as may be necessary to assure that all the provisions of the Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrant.

      Adjustments to the Purchase Price pursuant to Section 9.1 of the Loan and Security Agreement, dated October __, 2002 between the Company and the Warrant Holder (the "Loan Agreement"); provided, however, that no adjustments pursuant to the Loan Agreement shall be made or be applicable to this Warrant if no Obligations (as defined in the Loan Agreement) are outstanding under the Loan Agreement.

      The Board of Directors of the Company, in its discretion, may, at any time during the exercise period of the Warrant, extend the exercise period or reduce the Purchase Price for the Warrant; provided however, that the Board of Directors shall not reduce the Purchase Price below the Market Price of the Common Stock on the date of the execution of the Loan Agreement.

      Upon the happening of any event requiring the adjustment of the exercise price hereunder, the Company shall forthwith give written notice thereof to the registered holder of the Warrant stating the adjusted Purchase Price and the adjusted number of securities purchasable upon the exercise thereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent public accountants shall be conclusive evidence of the correctness of any computation made hereunder.

    Notice to Warrant Holder

    Nothing contained herein shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company; provided, however, that in the event that:

      the Company shall take action to make any distribution (other than cash dividends payable out of earnings or earned surplus) on the Common Stock;

      the Company shall take action to offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights or securities convertible into the Common Stock;

      the Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a subdivision or combination of the Common Stock), or a consolidation or merger of the Company into, or a sale of all or substantially all of its assets to, another corporation; or

      the Company shall take action looking to a voluntary dissolution, liquidation or winding up of the Company;

    then, in any one or more of such cases, the Company shall, (x) at least 10 days prior to the date on which the books of the Company shall close or a record date shall be taken for such distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause notice thereof to be sent to the Warrant Holder at the address appearing on the Warrant register of the Company and, (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause at least 10 days' prior written notice of the date when the same shall take place to be given to the Warrant Holder in the same manner. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such distribution or subscription rights, the date on which the holders of the Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give such notice or any defect therein shall not affect the legality or validity of any of the matters set forth in this Section 4 inclusive.

    Investment Representation

    The Warrant Holder, by his, her, or its acceptance of this Warrant, acknowledges that neither the Warrant nor the shares of the Common Stock issuable upon exercise thereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, represents and warrants to the Company that he, she, or it is acquiring the Warrant for investment and not with a view to, or in connection with, any distribution thereof. The Warrant Holder further represents and warrants that, if a registration statement under the Securities Act is not effective with respect to the underlying shares of the Common Stock at the time of exercise, the Warrant Holder will acquire the shares of the Common Stock for investment and not with a view to, or in connection with, any distribution thereof.

    Transfers and Exchanges

    The Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Warrant so canceled shall be delivered to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the rights to purchase a like number of shares. Anything in this section 6 to the contrary notwithstanding, no transfer shall be made if such transfer would violate Section 5 of the Securities Act.

    Payment of Taxes

    The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for the Common Stock in a name other than that of the registered holder of the Warrant in respect of which shares are issued, and in such case the Company shall not be required to issue or deliver any certificates for the Common Stock or any Warrant for remaining shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

    Mutilated or Missing Warrant

    In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for, and upon cancellation of, the mutilated Warrant, or in lieu of, and in substitution for, the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such Warrant. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.

    Reserve

    The Company covenants and agrees that, from time to time, there will be authorized and available for delivery a sufficient number of its shares of the Common Stock or other securities into which the Warrant is then exercisable to permit the exercise of the Warrant at the time outstanding as and when the certificates shall, from time to time, be deliverable in accordance with Section 1 hereof. In the event that there are insufficient shares or other securities for such purpose, the Company shall use its best efforts to seek stockholder approval for an Amendment to the Company's Certificate of Incorporation and/or to take such other action as is necessary or appropriate to cause such shares or other securities to be authorized.

    Governing Law

The Warrant evidenced hereby shall be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that State, without giving effect to any principles of conflicts of laws.

IN WITNESS WHEREOF, LifePoint, Inc. has caused this Warrant to be signed manually by a duly authorized officer.

Dated: LIFEPOINT, INC.

By:

Linda H. Masterson, President

Exhibit A

ELECTION TO PURCHASE

To: LifePoint, Inc.

c/o:

  The undersigned hereby irrevocably elects to exercise the Warrant represented by the attached Warrant Certificate No. __ with respect to shares of the Common Stock issuable upon the exercise of the Warrant, tenders herewith payment in full for such shares, and requests that certificates for such shares shall be issued in the name of:

  The undersigned hereby irrevocably elects to exercise the Warrant represented by the attached Warrant Certificate No. __ with respect to shares of the Common Stock issuable upon the exercise of the Warrant pursuant to the terms of the net exercise provisions set forth in Section 21 of the Warrant, and shall tender payment of all applicable transfer taxes, if any.

(Name) (Taxpayer Number)

(Address)

and be delivered to (Name)

at (Address)

and delivered to the undersigned at the address below stated.

Date , 200_

Name of holder of Warrant Certificate:

(Name)

(Address)

(Signature)

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Exhibit D

ADDITIONAL ADJUSTMENT UPON ISSUANCE OF WARRANTS

In the event that Borrower issues warrants to purchase shares of its Common Stock (the "New Warrants") in connection with a Qualified Financing, which Qualified Financing triggers an adjustment to the Warrant Price, then (in addition to any adjustment to the Warrant Price that is made) the Company will issue additional warrants (the "Additional GCC Warrants") to the Lender as calculated below; provided, however, that the provisions of this paragraph shall not apply if (i) the New Warrants represent less than 30% warrant coverage in the Qualified Financing or (ii) the New Warrants have an exercise price that is in excess of the then-effective Warrant Price (after giving effect to the Qualified Financing). The Additional GCC Warrants issued to Lender will have the same exercise price as the New Warrants

The number of Additional GCC Warrants issuable in these circumstances to the Lender by Borrower shall be calculated based on the number of outstanding Warrants issued to Lender under the terms of the Loan Agreement and the fully-diluted capitalization of the Borrower prior to the Qualified Financing. The number of Warrants then outstanding pursuant to the terms of the Loan Agreement, divided by the fully-diluted capitalization (the "Fully Diluted Capitalization") of the Borrower (giving effect to the conversion of all outstanding shares of Preferred Stock into Common Stock and the exercise of all outstanding warrants (including the Warrants) and all outstanding options to purchase shares of the Borrower's capital stock (each, on an as if converted to Common Stock basis)) shall equal the "Fixed Percentage." The number of additional warrants to be issued to the Lender by Borrower shall be equal to the difference of (A) the Fixed Percentage multiplied by the sum of (x) the Fully Diluted Capitalization and (y) the number of New Warrants, less (B) the number of Warrants then outstanding pursuant to the terms of the Loan Agreement. An example of this calculation is set forth below.

(If Borrower sells shares of its Common Stock in a $5 million equity offering subject to Section 9.1 for $2.00 per share (2,5 million shares), with 50% warrant coverage (1,250,000 shares) at $2.50 per share, the Warrant Price for any outstanding Warrants would be adjusted to $2.00 per share and Additional GCC Warrants would be issued as follows):

Assume:

57,000,000 Fully Diluted Capitalization

6,000,000 Warrants issued and outstanding

6,000,000

--------------- = 10.5%

57,000,000

(57,000,000 + 1,250,000) x 10.5% = 6,131,580 shares or an additional 131,580 warrants at $2.50

Schedule A

COPYRIGHTS

Description	Registration/ Application Number	Registration/ Application Date

NONE

Schedule B

PATENTS

Description	Registration/ Application Number	Registration/ Application Date

License to US Navy Patent "Flow Immunosensor Method and Apparatus"	5,183,740	February 2,1993

ISSUED:

Jointly owned Patent with the US Navy "Lyophilized Ligand-Receptor Complexes for Assay and Sensors"	5,354,654	October 11, 1994

Device and Method for Automatic Collection of Whole Saliva	6,022,326	February 8, 2000

Device for Detecting Analytes Related to Sample Ph	6,391,261	May 21, 2002

PENDING:
Composition and methods for synthesis of novel tracers for detecting amphetamine and methamphetamine in samples	09/730,095	December 4, 2000

Novel reagents for detecting cannabinoids	09/805,469	March 12, 2001

System and Method for Automated Identification of Analytes and Oral Fluids	60/336,596	December 5, 2001

Method and Device for Detecting the Presence and Concentration of Analytes While Simultaneously Preventing Analyte Adsorption to Solid Materials (expected to result in 13 - 20 patents)	09/640,615	August 8, 2000

Schedule C

TRADEMARKS

Description	Registration/ Application Number	Registration/ Application Date

LifePoint	2615624	September 3, 2002

IMPACT	2626593	September 24, 2002

ARIS	78004404	April 17, 2000

Schedule D

PROPERTY CURRENTLY SUBJECT TO UCC FILINGS

1)  All of the equipment and personal property described on Schedule A to that certain Master Lease Agreement No. S7970 dated August 28, 2000, by and between Borrower and Finova Capital Corporation. (UCC1 financing statement 0068034 filed on October 11, 2000, with the Delaware Secretary of State)

2)  All of the equipment and personal property described on Lease Schedule Number 91314201 to that certain Lease Rental Agreement by and between Borrower and Firstcorp. (UCC1 financing statement 1105159 3 filed on August 29, 2001, with the Delaware Secretary of State.)

3)  All of the equipment and personal property described on Lease Schedule Number 91314202 to that certain Lease Rental Agreement by and between Borrower and Centennial Bank. (UCC1 financing statement 1105182 3 filed on August 29, 2001, with the Delaware Secretary of State.)

4)  All of the equipment and personal property described on that certain UCC1 financing statement 2081984 1 with Agilent Financial Services, Inc. as Secured Party and Borrower as Debtor filed on March 11, 2002, with the Delaware Secretary of State as amended by that certain UCC3 financing statement 2172391 9 filed on June 14, 2002, with the Delaware Secretary of State.

5)  All of the equipment and personal property subject to that certain "in lieu" UCC1 financing statement 2132644 0 with Finova Capital Corporation as Secured Party and Borrower as Debtor filed on May 29, 2002, with the Delaware Secretary of State.

6)  All of the equipment and personal property described on that certain UCC1 financing statement 0022160895 with IOS Capital, Inc. as Secured Party and Borrower as Debtor filed on August 2, 2000, with the California Secretary of State